EXHIBIT 5

                         CONSENTS OF EXPERTS AND COUNSEL

                THE LAW OFFICE OF HAMILTON, LEHRER & DARGAN, P.A.

                                            555 South Federal Highway, Suite 270
                                                       Boca Raton, Florida 33432
                                                             Phone: 561-416-8956
                                                               Fax: 561-416-2855
February 27, 2002
Winmax Trading Group, Inc.
530 South Federal Highway
Suite 150
Deerfield Beach, Florida 33321

RE: SEC Registration Statement on Form S-8

Dear Sir/Madam:
Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and
Exchange Commission ('Commission') with respect to the registration by Winmax
Trading Group, Inc. of 5,350,000 shares of Common Stock, without par value of the Company (the 'Shares'). The shares are covered by the Registration
Statement, and may be sold pursuant to the Registration Statement and the
Agreement. In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's
Articles of Incorporation, By-Laws, the Agreement and various other , corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Subject to and in reliance upon the foregoing, we are of the opinion that the
Shares are validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement on
Form S-8 to be filed with the Commission.

Very truly yours,

/s/ Hamilton Lehrer and Dargan P.A.